Exhibit 99


          Wright Medical Group, Inc. Reports Results for Fourth Quarter
                             Ended December 31, 2005


     ARLINGTON, Tenn.--(BUSINESS WIRE)--Feb. 9, 2006--

         Fourth Quarter Sales and Adjusted Earnings Exceed Communicated
             Outlook Range; Company Announces 2006 and 2007 Outlook

     Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its fourth quarter and full year ended December 31, 2005.
     Net sales totaled $80.3 million during the fourth quarter ended December 31, 2005, representing a 3% increase over net sales of $77.7 million during the fourth quarter of 2004. Excluding the impact of foreign currency, net sales increased 6% during the fourth quarter. Net income for the fourth quarter of 2005 totaled $2.0 million or $.06 per diluted share, including the after-tax effects of approximately $1.7 million of costs incurred related to management changes in our U.S. and European operations, approximately $1.6 million of charges related to the termination of an agreement to distribute certain third party spinal products in Europe, approximately $1.5 million of charges related to a European distributor transition and the associated legal dispute, and approximately $700,000 of charges related to the disposal of a long-lived asset. Excluding those costs, net income, as adjusted, totaled $5.9 million, or $.17 per diluted share, for the fourth quarter of 2005. Net income for the fourth quarter of 2004 totaled $6.3 million, or $.18 per diluted share, including the after-tax effect of approximately $2.9 million of charges associated with the Company's transition to its own internally developed foot and ankle product line. Excluding those charges, net income, as adjusted, totaled $8.2 million, or $.23 per diluted share, for the fourth quarter of 2004. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
     For the full year 2005, the Company's net sales totaled a record $319.1 million, representing a 7% increase over net sales of $297.5 million in 2004. The impact of foreign currency on net sales was not material for the full year 2005. Net income for the full year 2005 totaled $21.1 million, or $.60 per diluted share, including the aforementioned fourth quarter 2005 charges. For the full year 2004, net income totaled $24.0 million, or $.68 per diluted share, including the after-tax effects of approximately $2.9 million of charges associated with the Company's foot and ankle product line transition, as well as approximately $800,000 of costs associated with the voluntary market withdrawal of certain CONSERVE(R) hip components in the third quarter of 2004. Excluding those previously mentioned items, net income, as adjusted, for the full year totaled $24.9 million in 2005 as compared to $26.5 million in 2004, while diluted earnings per share, as adjusted, totaled $.71 in 2005 compared to $.75 in 2004.
     F. Barry Bays, interim President and Chief Executive Officer commented, "We are pleased to announce that our sales results of $80.3 million and our net income, as adjusted, of $.17 per diluted share for the fourth quarter of 2005 exceeded the upper ends of our previously communicated outlook ranges. These fourth quarter results mark our first step toward restoring the predictability of our business model and achieving our goal of consistent, predictable financial results."
     Mr. Bays continued, "While we are pleased with our results relative to our fourth quarter outlook, we recognize that the Company's 2005 performance did not meet our stated long-term financial performance objectives of low- to mid-teens annualized sales growth accompanied by improving operating profitability. As evidenced by the special charges incurred this quarter, we believe we have taken appropriate actions to rationalize our expense base to better enable future operating leverage. During 2006 we will continue to focus on controlling spending, but we will also make strategic investments in sales and research and development focused on reestablishing our sales growth objective. We remain committed to returning the business to our long-term financial performance objectives by the fourth quarter of 2006."

     Sales Review

     Globally, the Company experienced growth across all of its major product lines during the fourth quarter of 2005. Specifically, global net sales of the Company's extremity, knee, hip and biologics product lines increased by 13%, 3%, 2% and 2%, respectively, during the fourth quarter of 2005 when compared to the fourth quarter of 2004.
     Domestic sales totaled $50.3 million during the fourth quarter of 2005 and $197.5 million for the full year 2005, representing increases of 7% and 10%, compared to the respective year-ago periods. Fourth quarter domestic sales of the Company's extremity, knee, hip and biologics product lines reflected growth of 13%, 10%, 6% and 3%, respectively.
     International sales totaled $30.0 million during the fourth quarter of 2005, a decrease of 3% compared to the fourth quarter of 2004. For the full year 2005, international sales reached $121.6 million, an increase of 4% compared to 2004. The Company's international sales results included an unfavorable foreign currency impact totaling approximately $1.9 million during the fourth quarter of 2005 and a favorable foreign currency impact totaling $396,000 during the full year 2005. Excluding the impact of foreign currency, international sales increased by 3% during both the fourth quarter and full year 2005.

     Outlook

     The Company's earnings targets, as communicated in the guidance ranges stated below for the full year 2006, the first quarter of 2006 and the full year 2007, exclude the effect of possible future acquisitions, other material future business developments, and the impact of expensing non-cash stock-based compensation pursuant to FASB Statement No. 123R.
     Wright's anticipated targets for the full year 2006 for net sales are in the range of $332 million to $340 million, representing an annual growth objective of approximately 4% to 7%. The Company's profit objective for the full year 2006 consists of an adjusted earnings per share target range of $0.55 to $0.60. For the first quarter of 2006, the Company's anticipated target for net sales is a range of $81 million to $83 million, and for adjusted earnings per share is a range of $0.10 to $0.12 per diluted share. The Company continues to anticipate a return to its targeted financial profile of low- to mid-teens annualized sales growth accompanied by improving operating profitability by the fourth quarter of 2006.
     For 2007, the Company's financial objective calls for net sales in a range of $370 million to $380 million, representing an annual growth objective (as calculated from the mid-point of the Company's 2006 guidance) between 10% and 13% with anticipated profit targets for adjusted earnings per share of $0.69 to $0.75, representing 20% to 30% annual growth over 2006 and a return to the Company's targeted financial profile for the full year.
     As noted above, the Company's financial targets exclude the impact of the non-cash stock-based compensation charges associated with FASB Statement No. 123R. While the amount of such non-cash charges will vary depending upon a number of factors, many of which not being within the Company's control, the Company currently estimates that the after-tax impact of expenses associated with FAS 123R will range from $0.40 to $0.42 per diluted share for the full year 2006 and $0.09 to $0.10 per diluted share for the first quarter of 2006.
     The Company's anticipated targets for net sales, adjusted earnings per share and stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

     Conference Call

     As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0572 (domestic) or 913-981-5543 (international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central Time) on February 16, 2006. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 7069418. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
     The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
     The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

     Non-GAAP Financial Measures

     The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, gross profit, as adjusted, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, and stock-based expense recorded pursuant to FASB Statement No. 123R, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

     Safe-Harbor Statement

     This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2004 under the heading, "Factors Affecting Future Operating Results," and in its quarterly reports), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

     Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.



                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                               Three Months Ended      Year Ended
                               ------------------- -------------------
                                Dec. 31,  Dec. 31, Dec. 31,  Dec. 31,
                                  2005      2004     2005      2004
                               ---------- -------- --------- ---------

Net sales                      $  80,268  $77,707  $319,137  $297,539
Cost of sales                     24,342   22,416    91,740    84,183
                               ---------- -------- --------- ---------
   Gross profit                   55,926   55,291   227,397   213,356

Operating expenses:
 Selling, general and
  administrative                  46,020   39,685   166,916   151,144
 Research and development          5,783    4,613    22,283    18,421
 Amortization of intangible
  assets                           1,131    1,044     4,250     3,889
 Stock-based expense (1)              71      329       467     1,489
                               ---------- -------- --------- ---------
   Total operating expenses       53,005   45,671   193,916   174,943
                               ---------- -------- --------- ---------

   Operating income                2,921    9,620    33,481    38,413

Interest (income) expense, net       (85)     196      (176)    1,064
Other expense (income), net           31      (55)      237       (74)
                               ---------- -------- --------- ---------
   Income before income taxes      2,975    9,479    33,420    37,423

Provision for income taxes           932    3,189    12,355    13,401
                               ---------- -------- --------- ---------

   Net income                  $   2,043  $ 6,290  $ 21,065  $ 24,022
                               ========== ======== ========= =========

Net income per share, basic    $    0.06  $  0.19  $   0.62  $   0.72
                               ========== ======== ========= =========

Net income per share, diluted  $    0.06  $  0.18  $   0.60  $   0.68
                               ========== ======== ========= =========

Weighted-average number of
 common shares outstanding,
 basic                            34,077   33,674    33,959    33,391
                               ========== ======== ========= =========

Weighted-average number of
 common shares outstanding,
 diluted                          35,026   35,191    35,199    35,317
                               ========== ======== ========= =========

(1) Amounts presented as stock-based expense consist of; cost of sales totaling $1 and $(7) for the three months ended December 31, 2005 and 2004, respectively, and $12 and $68 for the year ended December 31, 2005 and 2004, respectively; selling, general and administrative expenses of $69 and $339 for the three months ended December 31, 2005 and 2004, respectively, and $449 and $1,364 for the year ended December 31, 2005 and 2004, respectively; and research and development expenses of $1 and $(3) for the three months ended December 31, 2005 and 2004, respectively, and $6 and $57 for the year ended December 31, 2005 and 2004, respectively.


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                   Three Months Ended              Year Ended
               -------------------------- ----------------------------
               Dec. 31, Dec. 31,    %     Dec. 31,  Dec. 31,     %
                 2005     2004    change    2005      2004     change
               -------- -------- -------- --------- --------- --------
Geographic
--------------
Domestic       $50,270  $46,775      7.5% $197,547  $180,380      9.5%
International   29,998   30,932    (3.0%)  121,590   117,159      3.8%
               -------- -------- -------- --------- --------- --------
Total net
 sales         $80,268  $77,707      3.3% $319,137  $297,539      7.3%
               ======== ======== ======== ========= ========= ========

Product Line
--------------
Hip products   $27,387  $26,766      2.3% $109,267   $99,133     10.2%
Knee products   23,262   22,626      2.8%   94,073    87,408      7.6%
Biologics
 products       15,868   15,512      2.3%   62,358    62,070      0.5%
Extremity
 products       10,680    9,434     13.2%   40,594    36,433     11.4%
Other            3,071    3,369    (8.8%)   12,845    12,495      2.8%
               -------- -------- -------- --------- --------- --------
Total net
 sales         $80,268  $77,707      3.3% $319,137  $297,539      7.3%
               ======== ======== ======== ========= ========= ========


                      Wright Medical Group, Inc.
               Reconciliation of Net Sales to Net Sales
               Excluding the Impact of Foreign Currency
                   (dollars in thousands--unaudited)

                                    Three Months Ended   Year Ended
                                         Dec. 31,         Dec. 31,
                                           2005             2005
                                    ------------------ ---------------

Net sales, as reported              $          80,268  $      319,137
Currency impact as compared to
 respective prior period                        1,924            (396)
                                    ------------------ ---------------
Net sales, excluding the impact of
 foreign currency                   $          82,192  $      318,741
                                    ================== ===============


                      Wright Medical Group, Inc.
           Reconciliation of Non-GAAP Results of Operations
           (in thousands, except per share data--unaudited)

                                              Three Months Ended
                                                Dec. 31, 2005
                                        ------------------------------
                                                   Non-GAAP
                                           As       Adjust-      As
                                        Reported   ments (a)  Adjusted
                                        --------  ----------- --------

Net sales                               $80,268   $     -     $80,268
Cost of sales                            24,342    (1,497)(b)  22,845
                                        --------  --------    --------
   Gross profit                          55,926     1,497      57,423

Operating expenses:
  Selling, general and administrative    46,020    (3,915)(b)  42,105
  Research and development                5,783      (161)(b)   5,622
  Amortization of intangible assets       1,131         -       1,131
  Stock-based expense                        71         -          71
                                        --------  --------    --------
   Total operating expenses              53,005    (4,076)     48,929
                                        --------  --------    --------

   Operating income                       2,921     5,573       8,494

Interest (income) expense, net              (85)        -         (85)
Other expense (income), net                  31         -          31
                                        --------  --------    --------
   Income before income taxes             2,975     5,573       8,548

Provision for income taxes                  932     1,746 (d)   2,678
                                        --------  --------    --------

   Net income                           $ 2,043   $ 3,827     $ 5,870
                                        ========  ========    ========

Net income per share, basic             $  0.06   $  0.11     $  0.17
                                        ========  ========    ========

Net income per share, diluted           $  0.06   $  0.11     $  0.17
                                        ========  ========    ========

Weighted-average number of common
 shares outstanding, basic               34,077                34,077
                                        ========              ========

Weighted-average number of common
 shares outstanding, diluted             35,026                35,026
                                        ========              ========

                                              Three Months Ended
                                                 Dec. 31, 2004
                                         -----------------------------
                                                   Non-GAAP
                                            As      Adjust-      As
                                         Reported  ments (a)  Adjusted
                                         -------- ----------- --------

Net sales                                $77,707  $     -     $77,707
Cost of sales                             22,416   (2,381)(c)  20,035
                                         -------- --------    --------
   Gross profit                           55,291    2,381      57,672

Operating expenses:
  Selling, general and administrative     39,685     (510)(c)  39,175
  Research and development                 4,613        -       4,613
  Amortization of intangible assets        1,044        -       1,044
  Stock-based expense                        329        -         329
                                         -------- --------    --------
   Total operating expenses               45,671     (510)     45,161
                                         -------- --------    --------

   Operating income                        9,620    2,891      12,511

Interest (income) expense, net               196        -         196
Other expense (income), net                  (55)       -         (55)
                                         -------- --------    --------
   Income before income taxes              9,479    2,891      12,370

Provision for income taxes                 3,189      973 (d)   4,162
                                         -------- --------    --------

   Net income                            $ 6,290  $ 1,918     $ 8,208
                                         ======== ========    ========

Net income per share, basic              $  0.19  $  0.05     $  0.24
                                         ======== ========    ========

Net income per share, diluted            $  0.18  $  0.05     $  0.23
                                         ======== ========    ========

Weighted-average number of common shares
 outstanding, basic                       33,674               33,674
                                         ========             ========

Weighted-average number of common shares
 outstanding, diluted                     35,191               35,191
                                         ========             ========

                                                  Year Ended
                                                Dec. 31, 2005
                                        ------------------------------
                                                  Non-GAAP
                                           As       Adjust-     As
                                        Reported  ments (a)  Adjusted
                                        --------- ---------- ---------

Net sales                               $319,137  $     -    $319,137
Cost of sales                             91,740   (1,497)(b)  90,243
                                        --------- --------   ---------
   Gross profit                          227,397    1,497     228,894

Operating expenses:
  Selling, general and administrative    166,916   (3,915)(b) 163,001
  Research and development                22,283     (161)(b)  22,122
  Amortization of intangible assets        4,250        -       4,250
  Stock-based expense                        467        -         467
                                        --------- --------   ---------
   Total operating expenses              193,916   (4,076)    189,840
                                        --------- --------   ---------

   Operating income                       33,481    5,573      39,054

Interest (income) expense, net              (176)       -        (176)
Other expense (income), net                  237        -         237
                                        --------- --------   ---------
   Income before income taxes             33,420    5,573      38,993

Provision for income taxes                12,355    1,746 (d)  14,101
                                        --------- --------   ---------

   Net income                           $ 21,065  $ 3,827    $ 24,892
                                        ========= ========   =========

Net income per share, basic             $   0.62  $  0.11    $   0.73
                                        ========= ========   =========

Net income per share, diluted           $   0.60  $  0.11    $   0.71
                                        ========= ========   =========

Weighted-average number of common
 shares outstanding, basic                33,959               33,959
                                        =========            =========

Weighted-average number of common
 shares outstanding, diluted              35,199               35,199
                                        =========            =========


                                                 Year Ended
                                               Dec. 31, 2004
                                        ------------------------------
                                                  Non-GAAP
                                           As       Adjust-      As
                                        Reported  ments (a)   Adjusted
                                        --------- ---------- ---------

Net sales                               $297,539  $     -    $297,539
Cost of sales                             84,183   (2,519)(c)  81,664
                                        --------- --------   ---------
   Gross profit                          213,356    2,519     215,875

Operating expenses:
  Selling, general and
   administrative                        151,144   (1,163)(c) 149,981
  Research and development                18,421        -      18,421
  Amortization of intangible assets        3,889        -       3,889
  Stock-based expense                      1,489        -       1,489
                                        --------- --------   ---------
   Total operating expenses              174,943   (1,163)    173,780
                                        --------- --------   ---------

   Operating income                       38,413    3,682      42,095

Interest (income) expense, net             1,064        -       1,064
Other expense (income), net                  (74)       -         (74)
                                        --------- --------   ---------
   Income before income taxes             37,423    3,682      41,105

Provision for income taxes                13,401    1,253 (d)  14,654
                                        --------- --------   ---------

   Net income                           $ 24,022  $ 2,429    $ 26,451
                                        ========= ========   =========

Net income per share, basic             $   0.72  $  0.07    $   0.79
                                        ========= ========   =========

Net income per share, diluted           $   0.68  $  0.07    $   0.75
                                        ========= ========   =========

Weighted-average number of common
 shares outstanding, basic                33,391               33,391
                                        =========            =========

Weighted-average number of common
 shares outstanding, diluted              35,317               35,317
                                        =========            =========

(a) These Non-GAAP adjustments reconcile the Company's GAAP results of operations to its as adjusted results of operations.

(b)  These adjustments reflect the following (in thousands):

          -- Charges of $1,582 within selling, general and administrative expenses and $161 within research and development expenses for severance costs associated with management changes in our U.S. and European operations.

          -- Charges of $1,497 within cost of sales and $139 within selling, general and administrative expenses for the write-down of inventory and instruments due to the termination of an agreement to distribute certain third party spinal products in Europe.

          -- Charges of $1,500 within selling, general and administrative expenses for a European distributor transition and the associated legal dispute.

          -- Charges of $694 within selling, general and administrative expenses for the write-down of a long-lived asset to its fair value following its reclassification to assets held-for-sale.

(c)  These adjustments reflect the following (in thousands):

          -- Charges of $2,381 within cost of sales and $510 within selling, general and administrative expenses for the write-down of inventory and accelerated depreciation of instruments due to the expiration of a distribution arrangement with a vendor for certain foot and ankle products and the decision to transition to our internally developed CHARLOTTE(TM) Foot and Ankle System.

          -- For the year ended December 31, 2004, costs of $138 within cost of sales and $653 within selling, general and administrative expenses related to the voluntary market withdrawal of certain CONSERVE(R) hip components.

(d) These adjustments reflect the estimated tax impact of the above noted non-GAAP adjustments.


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                                   Dec. 31,   Dec. 31,
                                                     2005       2004
                                                   --------- ---------

Assets
Current assets:
  Cash and cash equivalents                        $ 51,277  $ 83,470
  Marketable securities                              25,000         -
  Accounts receivable, net                           61,729    61,662
  Inventories                                        82,381    76,269
  Prepaid expenses and other current assets          39,994    33,621
                                                   --------- ---------
     Total current assets                           260,381   255,022
                                                   --------- ---------

Property, plant and equipment, net                   81,206    70,207
Intangible assets, net                               20,553    25,985
Other assets                                          9,670     9,944
                                                   --------- ---------
   Total assets                                    $371,810  $361,158
                                                   ========= =========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                 $ 13,572  $ 13,969
  Accrued expenses and other current liabilities     45,055    44,919
  Current portion of long-term obligations            5,628     6,331
                                                   --------- ---------
     Total current liabilities                       64,255    65,219
                                                   --------- ---------
Long-term obligations                                 1,728     5,952
Other liabilities                                    13,819    13,918
                                                   --------- ---------
   Total liabilities                                 79,802    85,089
                                                   --------- ---------

Stockholders' equity                                292,008   276,069
                                                   --------- ---------
   Total liabilities and stockholders' equity      $371,810  $361,158
                                                   ========= =========


    CONTACT: Wright Medical Group, Inc., Arlington
             John K. Bakewell, 901-867-4527